HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT             341 MAIN STREET SALINAS,CA.93901
                                       (831) 759-2480 FAX (831) 759-2482






                 CONSENT OF THE INDEPNEDENT AUDITOR


As the independent auditor for DML Services, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the financial statements and financial statement schedules of DML Services, Inc. for the period from date of inception to December 31, 2000 included of Form SB2. The report is dated January 19, 2001.

/s/ Hawkins Accounting

                              E-19
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